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                              EMPLOYMENT AGREEMENT
                            BETWEEN R-TEC CORPORATION
                                AND GARY CLAYTON


     This Employment Agreement (the "Agreement") is made effective the 3rd day of November, 1999, by and between R-Tec Corporation, an Idaho corporation duly, with its principal place of business located at 1471 E. Commercial Ave., Meridian, Ada County, Idaho, referred to in this Agreement as "Employer," and Gary A. Clayton, of Boise, Ada County, Idaho, referred to in this Agreement as "Employee."

1.   Recitals

     WHEREAS, Employer desires to employ Employee under the terms and conditions hereof.;
     WHEREAS, Employee desires to be employed by Employer under the terms and conditions hereof;

     WHEREAS, the parties agree and recognize that the nature of the business conducted by Employer is highly competitive and one in which immeasurable damage can be inflicted if the trade secrets of Employer are made known to another competitor. "Trade secrets", as used herein, shall mean any secret, confidential and/or other commercial information and ideas of Employer that constitute trade secrets under Idaho law, Idaho Code section 48-801(4), including, but not limited to (a) files, statistics, abstracts, documents and records relating to the manufacture of high-tech computer components developed or generated by Employer or Employee while acting as Employer's agent; (b) customer lists; (c) concepts, techniques and know-how relating to the manufacture of high-tech computer components developed by Employer or Employee while acting as Employer's agent; (e) any drawings; and (f) any concepts, techniques and know-how relating to the manufacture of high-tech computer components developed by Employer or Employee while acting as Employer's agent which relates or constitutes the subject matter of any copyright, patent or license, exclusive or non-exclusive, which belong to Employer.

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     WHEREAS,  the  parties  agree and  recognize  that  over the  course of his
employment  with  Employer,   Employee  may  acquire  confidential   proprietary
information other than trade secrets, which would irreparably harm Employer, should Employee share such information or utilize it to compete against Employer. Confidential and proprietary information includes, but is not limited to: (a) all data, (b) all data and other information relating to the business of Employer (including Employer's financial affairs, clients, product concepts and products); and (c) all data and other information concerning Employer's clients and customers. The parties agree that all programs, designs, documents, files, records and other data or materials produced, created or maintained by Employee are the sole and exclusive property of Employer.

     WHEREAS, the parties agree and recognize that the duties and responsibilities of Employee are such that it would be detrimental to Employer, and Employer's clients, if Employee were to provide services similar to those provided to Employer to any other person, firm, corporation, entity or business engaged in work similar to Employer.

2.   Agreement

     The Employer agrees to hire Employee for the purpose of providing engineering and technical design, development and production services of high-tech computer components.

3.   COMPENSATION; BENEFITS

     3.1 The Employer shall pay to the Employee as compensation for all services rendered by the Employee during the term of this agreement a base salary of $81,120.00 per annum.

     3.2 Employer shall also provide Employee with health care benefits by paying the premium therefor;

     3.3 Employer shall also provide Employee with a company car and pay all expenses and maintenance associated therewith;

     3.4 3.5 Employee may be entitled to such other employment benefits as may be provided from time to time by the Employer to other employees occupying similar positions.

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     3.6  Employer  shall also pay to Employee the sum of  Twenty-Five  Thousand
          Dollars   ($25,000.00)  as  a  bonus   associated  with  signing  this
          Agreement.

     3.7 Employee shall be entitled to periodic bonuses as determined by the officers and directors with such bonuses to be determined in relation to the profits of the Employer.

4.   No Partnership

     The parties to this Agreement intend that no partnership or joint venture be formed hereby.

5.   Term; No At-Will Employment

     This Agreement creates a specific term of employment and is not at-will employment, nor shall anything in this Agreement be construed to the contrary. The term of this employment shall be for a period of five (5) years from the date of this agreement. After the expiration of this period, either the Employer or the Employee may for any reason, at the option of such party, terminate this Agreement at any time by giving 30 days notice in writing or enter into a new Employment Agreement.

6.   COVENANT AGAINST COMPETITION

7.

     The Employee acknowledges that the services he rendered during the course of his employment with Employer are of a special and unusual character with a unique value to Employer, the loss of which cannot adequately be compensated by damages in action at law. In view of the unique value to Employer of the services of Employee and because of the confidential information obtained by or disclosed to Employee during the course of his employment with Employer, and as a material inducement to Employer to enter into this Agreement and to employ Employee, Employee covenants and agrees that during the entire period of time Employee remains in Employer's employ, and for a period of two (2) years thereafter, he will not, except upon the written request of Employer, or the prior written permission of Employer, directly or indirectly, by himself or in conjunction with any person, firm, corporation or entity, call upon any customer or client of Employer or any affiliate of Employer, or compete or otherwise engage in the business of Employer or any affiliate of

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Employer,  for his own benefit or for the benefit of any other person,  firm, or corporation, by performing any of the activities which he performed while in the employ of Employer, within the County of Ada, State of Idaho and within a 100 mile radius of County of Ada, State of Idaho; nor shall he, except upon request of Employer, engage in any activity during said period for the purpose of:

                   (A) soliciting from any customer, any service competing with that sold by Employer; or

                   (B) diverting or taking away any customer or client of Employer; or

                   (C) individually or on behalf of any person, firm, corporation or entity other than Employer, in any area, soliciting the business of any of Employer's clients with whom Employee had contact while employed by Employer; or

                   (D) individually or on behalf of any person, firm, corporation or entity other than Employer, inducing or attempting to persuade any former, current or future employee, agent, manager, consultant, director or other participant in Employer's business to terminate such employment or other relationship in order to enter into any relationship with Employee, any business organization in which the Employee is a participant in any capacity whatsoever, or any other business organization in competition with Employer's business.

          For purposes of this Paragraph:

                   (A) The term "affiliate" means any legal entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under the common control with Employer; and

                   (B) The term "customers" means all persons to whom Employer or any of its affiliates has sold any product or service, whether or not for compensation.

          This provision, however, does not prohibit Employee from taking direct employment with any of Employer's clients.

7.   COVENANT AGAINST DISCLOSURE OF TRADE SECRETS

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     Employee  covenants  and  agrees  that  during  the  entire  period of time
Employee remains in Employer's employ, and for Two (2) years thereafter, Employee will not (a) disclose, reveal, divulge or make known to any other person, firm, corporation or entity any of the trade secrets of Employer, for any reason whatsoever except pursuant to prior express written permission of Employer, or (b) use the trade secrets of Employer in any way or for any purpose, be it direct, indirect or otherwise except pursuant to the prior express written permission of Employer.

8.   COVENANT OF CONFIDENTIALITY

     Employee covenants and agrees to carefully guard and keep secret all confidential information of Employer.

9.   COSTS AND ATTORNEYS FEES

     In the event of any breach or violation of the foregoing covenants, it is agreed that Employee and Employer shall be responsible to pay their own respective attorney's fees and court costs related to the enforcement of the covenants contained in this Agreement.

10.  GOVERNING LAW, JURISDICTION AND VENUE

     This Agreement shall be construed and interpreted in accordance with the laws of the State of Idaho. The parties agree that the courts of Idaho shall have exclusive jurisdiction and agree that Ada County is the proper venue.

11.  EFFECT OF UNENFORCEABLE RESTRICTION; SEVERABILITY

     In the event any court or arbitration panel should find that the period of non-competition or any restriction contained in this Agreement is unreasonable or unenforceable, it is the intention of the parties that such restriction shall not hereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable. If any provision or term of this Agreement is considered unenforceable and not amendable, the remaining provision or terms shall continue in full force and effect.

12.  WAIVER

     Either party may waive in writing compliance or enforcement of any provision of this Agreement. Such a waiver shall not affect the validity or enforceability or constitute a waiver of

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future enforcement of that provision or of any other provision of this Agreement by that party or any other party unless so stated in the waiver. A party's failure to insist on compliance or enforcement of any provision of this Agreement shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that party or any other party.

13.  Headings

     The various headings in this Agreement are inserted for convenience only and are not part of the Agreement.

14.  ENTIRE AGREEMENT

     This Agreement constitutes the whole agreement between Employer and Employee. Any changes to this Agreement must be agreed to and memorialized in writing by both parties.

15.  NOTICES, ETC.

     All notices, requests, demands and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given upon personal delivery or upon deposit in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, as follows:

                   If to Employer:
                   R-Tec Corporation
                   1471 E. Commercial Ave.
                   Meridian, Idaho 83642

                   If to Employee:
                   Gary A. Clayton
                   11856 W. Driftwood Ct.
                   Boise, Idaho 83713

or at such other address as shall have been furnished to the other in writing in accordance herewith, except that such notice of such change shall be effective only upon receipt.


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     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year written below.

     DATED this 3rd day of November, 1999.


EMPLOYER:                                          EMPLOYEE:

R-Tec Corporation

By  /s/ DOUGLAS G. HASTINGS               By  /s/  GARY A. CLAYTON
   -------------------------------           -----------------------------------
   DOUGLAS G. HASTINGS                       GARY A. CLAYTON
      Its President

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